Exhibit 99.1

Westar Energy Announces 1st Quarter 2016 Results.
TOPEKA, Kan., May 3, 2016 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $66 million, or $0.46 per share, for the first quarter 2016 compared with earnings of $51 million, or $0.38 per share, for the first quarter 2015.

Higher net income for the quarter, compared with last year, was driven by the impact of last fall's rate order which recovered the costs of mandated air quality controls, higher corporate owned life insurance proceeds, lower distribution system expenses, and lower operating and maintenance costs as a result of the company retiring some of its older, smaller generating plants late last year. The higher revenues were partially offset by the effects of unusually mild weather.

Earnings Guidance
The company affirmed its 2016 earnings guidance of $2.38 to $2.53 per share. The earnings guidance drivers are located under Supplemental Materials within the investor section of the company website at www.WestarEnergy.com.

Conference Call and Additional Company Information
Westar Energy management will host a conference call Wednesday, May 4 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the conference call by dialing 866-411-8234, participant code 86800330. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Jana Dawson with any follow-up questions.

This earnings announcement, a package of detailed first quarter financial information, the company's quarterly report on Form 10-Q for the period ended Mar. 31, 2016 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,”

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Westar Energy announces 1st quarter results

“intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed May 3, 2016, (a) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 10 and 11; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Jana Dawson
Director, corporate communications
Phone: 785-575-1975
Jana.Dawson@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, investor relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

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Westar Energy announces 1st quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended Mar. 31,
	2016	2015	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$179,290	$181,294	$(2,004)	(1.1)
Commercial	165,673	161,305	4,368	2.7
Industrial	100,697	96,479	4,218	4.4
Other retail	(14,381)	539	(14,920)	nm
Total Retail Revenues	431,279	439,617	(8,338)	(1.9)
Wholesale	67,412	86,755	(19,343)	(22.3)
Transmission	63,915	58,585	5,330	9.1
Other	6,844	5,850	994	17.0
Total Revenues	569,450	590,807	(21,357)	(3.6)
OPERATING EXPENSES:
Fuel and purchased power	100,058	155,482	(55,424)	(35.6)
SPP network transmission costs	60,760	56,812	3,948	6.9
Operating and maintenance	77,757	85,080	(7,323)	(8.6)
Depreciation and amortization	83,640	74,586	9,054	12.1
Selling, general and administrative	56,456	55,418	1,038	1.9
Taxes other than income tax	48,968	37,871	11,097	29.3
Total Operating Expenses	427,639	465,249	(37,610)	(8.1)
INCOME FROM OPERATIONS	141,811	125,558	16,253	12.9
OTHER INCOME (EXPENSE):
Investment earnings	2,016	2,480	(464)	(18.7)
Other income	9,477	2,814	6,663	236.8
Other expense	(5,543)	(5,713)	170	3.0
Total Other Income (Expense)	5,950	(419)	6,369	nm
Interest expense	40,431	44,298	(3,867)	(8.7)
INCOME BEFORE INCOME TAXES	107,330	80,841	26,489	32.8
Income tax expense	38,622	27,678	10,944	39.5
NET INCOME	68,708	53,163	15,545	29.2
Less: Net income attributable to noncontrolling interests	3,123	2,183	940	43.1
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$65,585	$50,980	$14,605	28.6
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$0.46	$0.38	$0.08	21.1
Diluted earnings per common share	$0.46	$0.38	$0.08	21.1
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	141,993	132,395	9,598	7.2
Diluted	142,311	135,540	6,771	5.0
DIVIDENDS DECLARED PER COMMON SHARE	$0.38	$0.36	$0.02	5.6
Effective income tax rate	36%	34%
nm - not meaningful

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